UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 24, 2016

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Subscription Agreement, Registration Rights Agreement, and Warrant

On March 28, 2016, Pershing Gold Corporation (the “Company”) issued 1,850,000 Units, with each Unit comprised of one share of common stock and a 30 month warrant to purchase 0.5 of a share of common stock at an exercise price of $4.35 (the “Warrants”), for a total of 1,850,000 shares of common stock and Warrants to acquire an additional 925,000 shares of common stock. The Company received gross proceeds of approximately $6.0 million.

The Units were purchased under a Subscription Agreement (the “Subscription Agreement”) entered into on March 24, 2016 between the Company and a certain accredited investor. The Subscription Agreement contains customary terms and conditions including, among other things, terms of the subscription and investor and Company representations and warranties.

The Warrants sold as part of the Units are exercisable six months and one day after issuance at an exercise price of $4.35 per share of common stock, subject to adjustment in the event of stock dividends, recapitalizations or certain other transactions. The Warrants will expire on September 28, 2018.

In connection with the private placement, the Company and the investor entered into a registration rights agreement dated March 28, 2016 (the “Registration Rights Agreement”) which requires the Company to file a registration statement under the Securities Act of 1933, as amended, to register the resale of the common stock issued as part of the Units and the common stock issuable upon the exercise of the Warrants. The Registration Rights Agreement also contains piggyback registration rights requiring the Company to include the investor’s shares of common stock in future registration statements that may be filed by the Company under certain circumstances.

The foregoing summary of the terms of the Warrants, the Subscription Agreement, and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Warrants, the Subscription Agreement, and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

In the private placement, the Company issued 1,850,000 shares of common stock and Warrants to acquire an aggregate of 925,000 shares of common stock, subject to adjustment in the event of stock dividends, recapitalizations or certain other transactions, for aggregate gross proceeds of approximately $6.0 million.

The Company deemed the issuances to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering. The investor is an “accredited investor” as such term is defined in Regulation D. This current report shall not constitute an offer to sell or the solicitation of an offer to buy the Units, common stock, Warrants or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
4.1	Warrant, dated March 28, 2016
10.1	Subscription Agreement, dated March 24, 2016
10.2	Registration Rights Agreement, dated March 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: March 30, 2016

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President Finance and Controller